Exhibit 32.1

Certification Required by 18 U.S.C. Section 1350

(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

I, Richard J. Daly, as Principal Executive Officer of Catalyst Pharmaceuticals, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), that to my knowledge:

1.
the accompanying Annual Report on Form 10-K of the Company for the year ended December 31, 2025 (the “Report”), filed with the U.S. Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 25, 2026

/s/ Richard J. Daly
Richard J. Daly
President and Chief Executive Officer
(Principal Executive Officer)